EXHIBIT 99.1

Ultra Petroleum Provides Update on Horizontal Well, Asset Sales and Hedging Program

HOUSTON, Nov. 15, 2017 (GLOBE NEWSWIRE) -- Ultra Petroleum Corp. (NASDAQ:UPL) announces the following updates:

Pinedale Horizontal Program Update

Last week, the Company announced a test rate of 21 million cubic feet equivalent per day (MMcfe/d) for its two-mile horizontal well targeting the Lower Lance A interval.  Yesterday, this well achieved a 24-hour test rate of 42 MMcfe/d.  Flow-back parameters include a gas rate of 38 MMcf/d, a condensate rate of 700 barrels per day and a flowing casing pressure of 3,000 psi. This morning’s spot rate is 46 MMcfe/d.

“The well has steadily increased over the past week and remains on a controlled choke. With only 17% of the frac fluid recovered to date, and flowing pressures well above normal operating pressure, we expect to manage the flow-back for several more weeks,” said Brad Johnson, Senior Vice President, Operations. “In addition to being excited about this well’s high productivity, we are also encouraged that it is generating a condensate yield of 18 barrels per MMcf, which is more than double the historic field average.”

The Company is in the process of drilling two additional horizontal wells.  One will test a deeper Mesaverde interval and one will be a half mile offset to the WB 9-23-A1H in the same Lower Lance A target interval.  Both wells are expected to be online by the end of January.

Asset Sales

The Company previously announced that it was exploring the divestment of its non-core assets. The Company has now engaged CIBC Griffis & Small as exclusive technical and financial advisor to assist in that process.

Commodity Hedges

Ultra has increased its hedge position and will continue to opportunistically add additional hedges. The company is targeting to hedge at least 50% of production for 2018. Currently, the Company has the following NYMEX natural gas derivative transactions in place as shown in the table below:

	Production Period
	4Q17	1Q18	2Q18	3Q18	4Q18	Total 2018
Natural Gas Collars:
Total Volume (Bcf)		3.4				3.4
Floor Price per Mcf		$3.44				$3.44
Ceiling price per Mcf		$3.77				$3.77

Natural Gas Swaps:
Total Volume (Bcf)	16.7		32.5	32.8	11.1	76.4
Average price per Mcf	$3.38		$3.17	$3.17	$3.17	$3.17

Note:  Volumes and prices based on a conversion factor of 1.065 MMBtu/Mcf.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy Company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”. Additional information on the Company is available at www.ultrapetroleum.com.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. Our SEC filings are available written request to Ultra Petroleum Corp. at 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

For further information contact:
Sandi Kraemer
Director, Investor Relations
Phone: 281-582-6613
Email: skraemer@ultrapetroleum.com